EXHIBIT 99.4



                       [ASSURANCEAMERICA CORPORATION LOGO]


16 August 2005

Dear Shareholders (and friends of AssuranceAmerica),

This June Report was held up until we released our 2nd Quarter and six months results. We trust you will find these results encouraging, as we do. Earnings for our first six months were up 193%, with revenue up 33%. Company pre-tax income reached $1.1+ million, a result of entering additional states along with improved loss ratios from 79% to 66% year to date, plus growth in retail agency profits as a result of acquiring 2 profitable retail units in Atlanta. Our plan is to enter additional states before year-end.


                                                                                       JUNE 2005
                                                                                      (UNAUDITED)
                                                            ------------------------------------------------------------------
                                                                    CURRENT MONTH                       YEAR-TO-DATE
                                                            ----------------------------        ------------------------------
                                                             2005        2004      CHANGE        2005         2004      CHANGE
                                                            ------      ------     -----        -------     -------    -------
                                                                (IN $1,000)          %                 (IN $1,000)          %
o        MGA /Carrier Gross Premiums Written                $4,703      $2,586        82%       $22,623     $16,337        38%
o        Retail Agencies Gross Premium Produced              4,743       3,680        29%        31,905      25,174        27%
o        Retail Agencies Group Revenues*                       718         505        42%         4,660       3,455        35%
o        Company Revenues                                    2,942       1,983        48%        16,182      11,991        35%
o        Company Pre-Tax Income                                 59       (110)       154%         1,069          87      1117%

* before inter-company eliminations

To follow your stock and read the full text of our press releases, we suggest you go to http://finance.yahoo.com, symbol ASAM.OB.

Thank you for your continued interest and confidence in AssuranceAmerica Corporation.

Sincerely,


------------------------------           -------------------------------
Guy W. Millner                           Lawrence (Bud) Stumbaugh
Chairman                                 President and Chief Executive Officer


      THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED
    FOR GENERAL DISTRIBUTION. IT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ASSURANCEAMERICA CORPORATION. THIS
 DOCUMENT INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD-LOOKING" STATEMENTS. THESE STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INHERENTLY
   INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER
                MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS.




              5500 Interstate North Parkway - RiverEdge One - Suite
                 600 - Atlanta, Georgia 30328 770.933.8911 - fax
                     770.984.0173 - www.assuranceamerica.com